                                                                   EXHIBIT 10.4


                     CHANGE OF CONTROL /SEVERANCE AGREEMENT


         THIS CHANGE OF CONTROL/ SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of ______, 2004_(the "Commencement Date"), by and between CASCADE BANK, a commercial bank chartered under the laws of the State of Washington (the "Bank"), and Robert M. Ittes (the "Executive").

         WHEREAS, the Executive is currently serving as President, Issaquah Bank Division and has agreed to continue to serve in the employ of the Bank; and

         WHEREAS, the Board of Directors of the Bank recognizes the substantial contribution the Executive has made to the Bank and wishes to provide Executive with certain benefits for the period provided in this Agreement in the event of a change of control (as defined herein) of the Bank or of its holding company, Cascade Financial Corporation (the "Holding Company");

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, the parties hereto agree as follows:

         1.  Certain Definitions.

                  (a) The term "Change of Control" means: (i) an event of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Holding Company, any Consolidated Subsidiaries (as hereinafter defined), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Bank or the Holding Company representing 25% or more of the combined voting power of the Bank's or Holding Company's outstanding securities; (iii) individuals who are members of the Board of Directors of the Holding Company (the "Board") on the Commencement Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board or who was appointed as a result of a change at the direction of the Federal Reserve Board or the Federal Deposit Insurance Corporation ("FDIC"), shall be considered a member of the Incumbent Board; (iv) the stockholders of the Holding Company approve a merger, consolidation or acquisition of the Holding Company or the Bank, with or by any other corporation or entity, other than (1) a merger, consolidation or acquisition which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Holding Company or the Bank (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of the Holding Company's then outstanding securities; or
(v) the stockholders of the Holding Company approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's or the Bank's assets (or any transaction having a similar effect); provided that the term "Change of Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding

Company or a change in the composition of the Board at the direction of the Federal Reserve Board or the FDIC. Upon a Change of Control, the provisions hereof shall become immediately operative.

                  (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Holding Company that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Bank.

                  (c) The term "Good Reason" means the occurrence, without the Executive's express written consent, of a material diminution of or interference with the Executive's duties, responsibilities or benefits, including (without limitation) any of the following circumstances:

                   (i) a requirement that the Executive be based at any location not within 40 miles of the Executive's then existing job location, providing that such new location is not closer to Executive's home;

                   (ii) a material demotion, or loss of title or loss of significant authority of the Executive;

                  (iii) a reduction in the Executive's salary or a material adverse change in the Executive's perquisites, benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank;

                   (iv) a successor bank or company fails or refuses to assume the Bank's obligations under this Agreement, as required in Section 4(a) hereof; or

                   (v) any purported termination of the Executive's employment, except for Termination for Cause that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6 hereof (and, if applicable, the requirements of Section 1(d) hereof), which termination shall not be effective for purposes of this Agreement.

                  (d) The term "Termination for Cause" means termination of the employment of the Executive because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement or any other agreement between Executive and the Bank or the Holding Company. The Executive shall not be entitled to any payment or benefit hereunder in the event a termination occurs by reason of a voluntary retirement, voluntary termination other than for reasons specified in Section 1(c) hereof, disability, or Termination for Cause.

         2.  Term of the Agreement.

                  (a) The term of this Agreement shall be a period of thirty-six calendar months beginning on the Commencement Date. Commencing on the first anniversary date of this Agreement and continuing on each anniversary thereafter, this Agreement will be automatically extended for an additional year, such that the remaining term of this Agreement would be for thirty-six calendar months, unless either party elects not to extend this Agreement further by giving written notice thereof to the other party, subject to earlier termination, as provided herein.

                  (b) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive's employment during the term of this Agreement with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

         3.  Severance Benefits.

                  (a) If after a Change of Control, the Bank shall terminate the Executive's employment other than Termination for Cause, or the Executive shall terminate employment with the Bank for Good Reason within twenty-four
(24) months following a Change of Control, the Bank shall: (i) pay the Executive (or in the event of Executive's subsequent death, Executive's beneficiary or estate, as the case may be), as severance pay, a sum equal to two (2) times Executive's annual compensation. For purposes of this Agreement, "annual compensation" shall mean all wages, salary, bonus, and other compensation, if any, paid by the Bank as consideration for the Executive's services during the twelve (12) month period ending on the last day of the month preceding the effective date of a Change of Control which is or would be includable in the gross income of the Executive receiving the same for federal income tax purposes. Such amount shall be paid to Executive in a lump sum no later than sixty (60) days after the date of Executive's termination; and (ii) cause to be continued for twenty-four (24) months after the effective date of a Change of Control, life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank or the Holding Company for the Executive prior to the effective date of a Change of Control, except to the extent such coverage may be changed in its application to all Bank or Holding Company employees on a nondiscriminatory basis.

                  (b) Notwithstanding the provisions of Section 3(a) above, if a payment to the Executive who is a "disqualified individual" shall be in an amount which includes an "excess parachute payment," the payment hereunder to the Executive shall be reduced to the maximum amount which does not include an "excess parachute payment." The terms "disqualified individual" and "excess parachute payment" shall have the meaning defined in Section 280G of the Code.

                  (c) The Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 3(a) of this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 3(a) of this Agreement be reduced by any compensation earned or benefit received by the Executive as the result of employment by another employer. This Agreement shall not be construed as a contract of employment or as providing the Executive any right to be retained in the employ of the Holding Company or the Bank or any affiliate thereof.

         4.  Assignment.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assignee of (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Bank, to expressly assume and agree to perform the Bank's obligations under this Agreement.

                  (b) This Agreement shall be binding upon and inure to the benefit of the Executive, Bank, and Holding Company, and their respective successors and assigns.

         5 Required Regulatory Provisions. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

6.  Delivery of Notices.

         For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, to the party's address identified herein. Any purported termination by the Bank or the Executive in connection with a Change of Control shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under the provision so indicated.

         7. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         8. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         10. Governing Law. This Agreement shall be governed by the laws of the State of Washington.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in a location selected by the Executive within 50 miles of the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         12. Reimbursement of Fees. All reasonable legal fees and expenses paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to an arbitration award or legal judgment.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                                    CASCADE BANK


       -------------------------------     -------------------------------------
                                           By:
                                                --------------------------------
                                           Its:
                                                --------------------------------

                                           Address:
                                                   -----------------------------

                                                   -----------------------------

                                           EXECUTIVE


                                           Address:
                                                   -----------------------------

                                                   -----------------------------